UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)—May 7, 2020
ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 279-5700
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:		Trading Symbol(s)	Name of exchange on which registered
Common Shares	$0.01 par value per share	AGO	New York Stock Exchange
Assured Guaranty Municipal Holdings Inc. 6-7/8% $100,000,000 Quarterly Interest Bonds due 2101 (and the related guarantee of Registrant)		AGO PRB	New York Stock Exchange
Assured Guaranty Municipal Holdings Inc. 6.25% $230,000,000 Quarterly Interest Bonds due 2102 (and the related guarantee of Registrant)		AGO PRE	New York Stock Exchange
Assured Guaranty Municipal Holdings Inc. 5.60% $100,000,000 Quarterly Interest Bonds due 2103 (and the related guarantee of Registrant)		AGO PRF	New York Stock Exchange
Assured Guaranty US Holdings Inc. 5.000% $500,000,000 Senior Notes due 2024 (and the related guarantee of Registrant)		AGO 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02
Results of Operations and Financial Condition

On May 7, 2020 Assured Guaranty Ltd. (AGL) issued a press release reporting its first quarter 2020 results and the availability of its March 31, 2020 financial supplement. The press release and the financial supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits

Exhibit Number	Description
99.1	Assured Guaranty Ltd. Press Release dated May 7, 2020 reporting first quarter 2020 results
99.2	March 31, 2020 Financial Supplement of Assured Guaranty Ltd.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson Title: Chief Financial Officer
DATE: May 7, 2020

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